EXHIBIT 23.2

                           DICK COOK SCHULLI
                               SUITE 555
                         999 - 8 STREET, S.W.
                       CALGARY, ALBERTA T2R 1J5
                            (403) 245-1717
                          (403)244-9306 (FAX)

November 19, 1997

Mr. Blair Coady
Wolf industries Inc.
4020 - 7th Street S.E.
Calgary, Alberta
T2G 2Y8

     Re: Form S-8 of Wolf Industries Inc.

Dear Mr. Coady:

We consent to the inclusion in the Form S-8 of Wolf industries Inc. dated on or about November 19, 1997 of our Audit Report dated March 20, 1997 with respect to the financial statements of Wolf Industries Inc. as at December 31, 1996 and for the period from commencement of operations on July 10, 1996 to December 31, 1996.

We also consent to the inclusion of our Review Engagement report dated June 10, 1997 with respect to the financial statements of Wolf Industries Inc. as at and for the period ended March 31, 1997.

Yours truly,

/s/ Dick Cook Schulli

DICK COOK SCHULLI